EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of PhenomeX Inc., dated as of March 29, 2023, is, and any further amendments thereto signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(2) under the Securities Exchange Act of 1934, as amended.

Dated: March 29, 2023

Northpond Ventures, LP

By: Northpond Ventures GP, LLC, its general partner

By:	/s/ Patrick Smerkers
Name: Patrick Smerkers
Title: Authorized Signatory

Northpond Ventures GP, LLC

By:	/s/ Patrick Smerkers
Name: Patrick Smerkers
Title: Authorized Signatory

Northpond Capital, LP

By:	Northpond Capital GP, LLC, its general partner

By:	/s/ Patrick Smerkers
Name: Patrick Smerkers
Title: Authorized Signatory

Northpond Capital GP, LLC

By:	/s/ Patrick Smerkers
Name: Patrick Smerkers
Title: Authorized Signatory

Michael P. Rubin

/s/ Michael P. Rubin